EXHIBIT 99.1

For further information:
Lori A. Gwizdala, CFO
Chemical Financial Corporation
(989) 839-5358

For Immediate Release

Chemical Financial Corporation Reports Second Quarter 2006 Earnings

          Midland, MI, October 23, 2006--- Chemical Financial Corporation's (NASDAQ: CHFC) Board of Directors today announced 2006 third quarter net income of $11.5 million, or $0.46 per diluted share, versus net income of $13.6 million, or $0.54 per diluted share, in the third quarter of 2005.

          Net income was $35.6 million, or $1.42 per diluted share, for the nine months ended September 30, 2006, compared to net income of $40.3 million, or $1.60 per diluted share, for the nine months ended September 30, 2005.

          "Michigan's economy continues to struggle and that fact, coupled with the Federal Reserve's increases in interest rates earlier in the year, continued to negatively impact profitability, as our deposits have repriced more rapidly than our loans. Decreases in net interest income, caused primarily by higher interest paid on deposits and short-term borrowings, exceeded noninterest expense savings during the quarter," said David B. Ramaker, Chairman, President and Chief Executive Officer of Chemical Financial Corporation.

          "During the quarter we completed implementation of our previously announced internal consolidation. We also have seen some early, positive signs from our system-wide retail sales and service training program, which we kicked off at the end of last quarter to help bolster long-term organic growth. In mid-August, we completed the previously announced purchase of two branches in the Grand Rapids market and opened new branches in Kalamazoo and Owosso, giving us a total of 127 branch offices at quarter's end. The acquisition of the two branches in the Grand Rapids market added $64 million in loans and $47 million in deposits at the date of the transaction. We are confident that our new structure and reconfigured branch network will allow us to more efficiently and effectively deliver high quality financial products and services to the markets we serve, while retaining the community banking orientation for which we are known," said Ramaker.

          During the third quarter of 2006, no internal consolidation costs were incurred and no further costs are anticipated. Management had estimated that total costs for the internal consolidation would not exceed $800,000 in 2006; actual internal consolidation costs incurred during 2006 year-to-date total $562,000.

          Net interest income was $32.7 million in the third quarter of 2006, a decrease of 6.8 percent from third quarter 2005 net interest income of $35.1 million. The decrease in net interest income was attributable to decreases in both average interest-earning assets and the net interest margin, partially offset by decreases in average interest-bearing liabilities. The net interest margin (on a tax-equivalent basis) fell from 3.96% in the third quarter of 2005 to 3.74% in the third quarter of 2006. The decline in net interest margin was primarily attributable to increases in rates paid on interest-bearing liabilities exceeding increases in rates earned on interest-earning assets, as deposits repriced more rapidly than loans in the rising interest rate environment experienced in the past 12 months. The Corporation continues to experience strong competition for deposits in the markets it serves, which when combined with the increasing interest rate environment, limits the Corporation's ability to utilize deposit pricing as a means through which to control interest expenses.

          Total assets were $3.84 billion at September 30, 2006, up from $3.73 billion at June 30, 2006 and unchanged from $3.84 billion at September 30, 2005. At September 30, 2006, total loans were $2.85 billion, versus $2.76 billion at June 30, 2006 and $2.70 billion at September 30, 2005. Chemical has seen moderate loan growth across all types during the past year. Investment securities were $638 million at

September 30, 2006, down from $646 million at June 30, 2006 and $766 million at September 30, 2005. The decrease in investment securities was primarily attributable to the Corporation using excess liquidity from maturing investment securities to fund loan growth.

          Total deposits were $2.96 billion at September 30, 2006, up from $2.79 billion at June 30, 2006 and from $2.91 billion at September 30, 2005. Other liabilities, which include Federal Home Loan Bank advances, totaled $374 million at September 30, 2006, down from $440 million at June 30, 2006 and from $436 million at September 30, 2005. The Corporation has utilized seasonal liquidity from increased municipal deposits to temporarily reduce wholesale borrowings.

          The provision for loan losses was $1,750,000 in the third quarter of 2006, compared to $400,000 in the second quarter of 2006 and $1,500,000 in the third quarter of 2005. Net loan losses were $440,000 in the third quarter of 2006, compared to $916,000 in the second quarter of 2006 and $719,000 in the third quarter of 2005. The increase in the provision for loan losses in the third quarter of 2006, as compared to the previous quarter, was primarily reflective of the increase in nonperforming loans during the third quarter of 2006. The allowance for loan losses of $35.3 million at September 30, 2006 was 1.25 percent of total loans, up from 1.22 percent of total loans at June 30, 2006 and down from 1.28 percent of total loans at September 30, 2005. At September 30, 2006, nonperforming loans as a percentage of total loans were 1.16 percent, up from 0.99 percent at June 30, 2006 and from 0.75 percent at September 30, 2005.

          At September 30, 2006, nonperforming assets totaled $42.7 million, up from $36.9 million at June 30, 2006 and $26.8 million at September 30, 2005. The $5.8 million increase in nonperforming assets from the previous quarter's end was due primarily to a $4.5 million increase in nonaccrual commercial and commercial real estate loans, due in part to the struggling Michigan economy. Management believes the Corporation's nonperforming loans are generally well-secured.

          Total noninterest income was $9.9 million in the third quarter of 2006, down $0.3 million, or 3 percent, from $10.2 million in the third quarter of 2005. Increases in mortgage banking revenue were insufficient to overcome slight decreases in trust and investment services revenue, service charges on deposit accounts and other noninterest income.

          Operating expenses were $24.2 million in the third quarter of 2006, down $0.6 million, or 3 percent, from the third quarter of 2005, and down $0.9 million from $25.1 million in the second quarter of 2006. The Company's efficiency ratio was 56.1 percent in the third quarter of 2006, up from 54.2 percent in the third quarter of 2005, but down from 56.8 percent in the second quarter of 2006. The increase in the ratio from the prior year is primarily attributable to the decrease in net interest income.

          The Corporation's effective federal income tax rate was 31.2% in the third quarter of 2006, compared to 28.6% in the third quarter of 2005. Both quarters' federal income tax provisions were lowered due primarily to a combination of the expiration of required tax reserves based on the statute of limitations over the Corporation's federal income tax liability and the reassessment of required tax accruals. In comparison, the effective federal income tax rate was 33.3% and 33.0% in the first and second quarters of 2006, respectively.

          The Company's return on average assets during the third quarter of 2006 was 1.20 percent, down from 1.42 percent in the third quarter of 2005 and from 1.32 percent in the second quarter of 2006. Shareholders' equity increased from $498 million at September 30, 2005 to $509 million at September 30, 2006. At September 30, 2006, the Company's book value stood at $20.51 per share versus $19.82 per share at September 30, 2005. The decline in return on assets combined with the increase in shareholders' equity resulted in a decline in return on average equity to 9.1 percent in the third quarter of 2006 from 10.9 percent in the third quarter of 2005.

          Chemical Financial Corporation is the fourth largest bank holding company headquartered in Michigan. The Company operates through a single subsidiary bank, Chemical Bank, with 127 banking offices spread over 32 counties in the lower peninsula of Michigan. At September 30, 2006, the Company had total assets of $3.84 billion. Chemical Financial Corporation common stock trades on The Nasdaq Stock Market under the symbol CHFC and is one of the issues comprising the Nasdaq Global Select Market.

Forward-Looking Statements

This press release contains forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management's current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include, among others: changes in the national and local economies or market conditions; changes in interest rates and banking laws and regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from acquisitions, restructurings and bank consolidations may not be fully realized at all or within the expected time frames. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. Chemical undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

Chemical Financial Corporation Announces Third Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	September 30, 2006	December 31, 2005	September 30, 2005
Assets:
Cash due from banks	$87,430	$145,575	$111,115
Federal funds sold	86,500	6,600	76,300
Interest-bearing deposits with unaffiliated banks	5,230	5,321	36,337

Investment securities - available for sale	537,449	594,491	633,394
Investment securities - held to maturity	100,980	127,806	132,898
Total Investment Securities	638,429	722,297	766,292
Other securities	23,368	21,051	21,051

Loans held for sale	29,578	3,519	6,710

Loans:
Commercial loans	539,549	517,852	504,189
Real estate commercial loans	725,988	704,684	708,152
Real estate construction loans	162,762	158,376	146,973
Real estate residential loans	820,798	785,160	777,124
Consumer loans	568,935	540,623	557,256
Total Loans	2,818,032	2,706,695	2,693,694
Less: Allowance for loan losses	35,348	34,148	34,603
Net Loans	2,782,684	2,672,547	2,659,091

Premises and equipment	47,559	45,058	45,123
Intangible assets	80,362	71,496	72,194
Interest receivable and other assets	58,166	55,852	47,948
Total Assets	$3,839,306	$3,749,316	$3,842,161

Liabilities:
Noninterest-bearing deposits	$524,373	$542,014	$521,969
Interest-bearing deposits	2,432,561	2,277,866	2,386,605
Total Deposits	2,956,934	2,819,880	2,908,574
Interest payable and other liabilities	27,135	28,008	29,118
Securities sold under agreements to repurchase	166,451	125,598	127,613
Reverse repurchase agreements	-	10,000	10,000
Federal Home Loan Bank advances - short-term	30,000	68,000	25,000
Federal Home Loan Bank advances - long-term	150,072	196,765	243,959
Total Liabilities	3,330,592	3,248,251	3,344,264

Shareholders' Equity:
Common stock, $1 par value	24,799	25,079	25,127
Surplus	367,991	376,046	377,469
Retained earnings	121,546	106,507	100,598
Accumulated other comprehensive loss	(5,622)	(6,567)	(5,297)
Total Shareholders' Equity	508,714	501,065	497,897
Total Liabilities and Shareholders' Equity	$3,839,306	$3,749,316	$3,842,161

Chemical Financial Corporation Announces Third Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2006	2005	2006	2005
Interest Income:
Interest and fees on loans	$47,843	$42,023	$137,027	$121,055
Interest on investment securities:
Taxable	6,006	6,684	18,524	21,754
Nontaxable	661	539	1,892	1,551
Total Interest on Investment Securities	6,667	7,223	20,416	23,305
Interest on other securities	178	266	867	705
Interest on federal funds sold	785	682	2,357	1,586
Interest on deposits with unaffiliated banks	83	226	557	741
Total Interest Income	55,556	50,420	161,224	147,392

Interest Expense:
Interest on deposits	18,016	11,851	49,586	31,522
Interest on securities sold under agreements to repurchase	1,665	641	3,929	1,403
Interest on reverse repurchase agreements	-	92	154	123
Interest on Federal Home Loan Bank advances - short-term	1,282	233	2,301	269
Interest on Federal Home Loan Bank advances - long-term	1,854	2,457	5,707	7,284
Total Interest Expense	22,817	15,274	61,677	40,601
Net Interest Income	32,739	35,146	99,547	106,791
Provision for loan losses	1,750	1,500	2,610	2,960
Net Interest Income after
Provision for Loan Losses	30,989	33,646	96,937	103,831

Noninterest Income:
Service charges on deposit accounts	5,308	5,406	15,761	15,136
Trust and investment services revenue	1,745	1,891	5,844	5,963
Other charges and fees for customer services	2,308	2,388	6,695	5,984
Mortgage banking revenue	476	322	1,389	1,292
Net gains on sales of investment securities	-	3	-	1,174
Other	59	239	557	633
Total Noninterest Income	9,896	10,249	30,246	30,182

Operating Expenses:
Salaries, wages and employee benefits	13,984	14,372	42,586	43,541
Occupancy and equipment	4,439	4,480	13,991	13,753
Other	5,773	5,987	17,816	17,291
Total Operating Expenses	24,196	24,839	74,393	74,585
Income Before Income Taxes	16,689	19,056	52,790	59,428
Provision for federal income taxes	5,199	5,451	17,174	19,104
Net Income	$11,490	$13,605	$35,616	$40,324

Net income per share:
Basic	$0.46	$0.54	$1.42	$1.60
Diluted	0.46	0.54	1.42	1.60

Cash dividends per share	$0.275	$0.265	$0.825	$0.795

Average shares outstanding:
Basic	24,800	25,134	24,957	25,156
Diluted	24,829	25,190	24,992	25,213

Chemical Financial Corporation Announces Third Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2006	2005	2006	2005
Average Balances
Total assets	$3,785,236	$3,800,550	$3,757,186	$3,794,386
Total interest-earning assets	3,537,591	3,561,959	3,518,028	3,558,148
Total loans	2,807,848	2,677,776	2,745,405	2,619,616
Total deposits	2,846,603	2,876,608	2,853,044	2,899,205
Total shareholders' equity	503,486	496,405	503,591	491,624

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Key Ratios (annualized where applicable)
Net interest margin	3.74%	3.96%	3.81%	4.06%
Efficiency ratio	56.1%	54.2%	56.7%	54.3%
Return on average assets	1.20%	1.42%	1.27%	1.42%
Return on average shareholders' equity	9.1%	10.9%	9.5%	11.0%
Average shareholders' equity as a
percent of average assets	13.3%	13.1%	13.4%	13.0%
Tangible shareholders' equity as a
percent of total assets			11.4%	11.3%
Total risk-based capital ratio			17.1%	17.5%

	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005
Credit Quality Statistics
Nonaccrual loans	$23,113	$17,636	$13,902	$14,561	$9,913
Loans 90 or more days past due
and still accruing	9,505	9,618	5,773	5,136	10,364
Total nonperforming loans	32,618	27,254	19,675	19,697	20,277
Repossessed assets (RA)	10,062	9,615	7,905	6,801	6,511
Total nonperforming assets	42,680	36,869	27,580	26,498	26,788
Net loan charge-offs (year-to-date)	1,810	1,370	454	4,303	2,523

Allowance for loan losses as a
percent of total loans	1.25%	1.22%	1.27%	1.26%	1.28%
Allowance for loan losses as a
percent of nonperforming loans	108%	123%	174%	173%	171%
Nonperforming loans as a
percent of total loans	1.16%	0.99%	0.73%	0.73%	0.75%
Nonperforming assets as a
percent of total loans plus RA	1.51%	1.33%	1.02%	0.98%	0.99%
Nonperforming assets as a
percent of total assets	1.11%	0.99%	0.74%	0.71%	0.70%
Net loan charge-offs as a percent of
average loans (year-to-date, annualized)	0.09%	0.10%	0.07%	0.16%	0.13%

	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005
Additional Data
Goodwill	$70,799	$63,293	$63,293	$63,293	$63,293
Core deposits and other intangibles	7,030	4,743	5,246	5,780	6,306
Mortgage servicing rights (MSR)	2,533	2,193	2,283	2,423	2,595
Amortization of intangibles (quarter-to-date)	618	683	718	776	903

Chemical Financial Corporation Announces Third Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	3rd Qtr. 2006	2nd Qtr. 2006	1st Qtr. 2006	4th Qtr. 2005	3rd Qtr. 2005
Summary of Operations
Interest income	$55,556	$53,391	$52,277	$51,912	$50,420
Interest expense	22,817	20,174	18,686	16,852	15,274
Net interest income	32,739	33,217	33,591	35,060	35,146
Provision for loan losses	1,750	400	460	1,325	1,500
Net interest income after provision
for loan losses	30,989	32,817	33,131	33,735	33,646
Noninterest income	9,896	10,518	9,832	9,038	10,249
Noninterest expense	24,196	25,076	25,121	23,878	24,839
Income taxes	5,199	6,030	5,945	6,341	5,451
Net income	11,490	12,229	11,897	12,554	13,605

Per Common Share Data
Net income:
Basic	$ 0.46	$ 0.49	$ 0.47	$ 0.50	$ 0.54
Diluted	0.46	0.49	0.47	0.50	0.54
Cash dividends	0.275	0.275	0.275	0.265	0.265
Book value	20.51	20.14	20.10	19.98	19.82